EXHIBIT 11

                UNION CARBIDE CORPORATION AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE FOR THE FIVE YEARS ENDED DECEMBER 31, 1996
            (In millions of dollars except per share amounts)

                                                   Year Ended December 31,
                                                       1996         1995
Earnings Per Share - Primary
  Income (loss) from continuing operations           $  593       $  925
  Less:  Preferred stock dividend                        13           13
  Net income (loss) from continuing operations
    for primary income calculation                      580          912
  Income from discontinued operations                     -            -
  Cumulative effect of accounting changes                 -            -
  Net income (loss) - common stockholders            $  580       $  912

  Weighted average number of common
    and common equivalent shares applicable
    to primary earnings per share calculation
      Weighted average number of
        shares outstanding                         131,029,621  137,219,676
      Dilutive effect of stock options               4,492,283    4,443,980
                                                   135.521.904  141,663,656

  Earnings per share - primary
    Income (loss) from continuing operations         $ 4.28       $ 6.44
    Discontinued operations                               -            -
    Cumulative effect of accounting changes               -            -
    Net income (loss) - common stockholders          $ 4.28       $ 6.44



Earnings Per Share Assuming Full Dilution
  Income (loss) from continuing operations           $  593       $  925
  Plus:  Interest on convertible debentures
           (net of taxes)                                 -            -
  Less:  Additional ESOP contribution resulting
           from assumed conversion of preferred
           stock                                          1            1

  Income (loss) from continuing operations
    for fully diluted income calculation                592          924
  Income from discontinued operations                     -            -
  Cumulative effect of accounting changes                 -            -
  Net income (loss) for fully diluted
    income calculation                               $  592       $  924

  Weighted average number of common
    and common equivalent shares applicable to
    fully diluted earnings per share calculation
      Weighted average number of
        shares outstanding                         131,029,621  137,219,676
      Dilutive effect of stock options               4,492,283    4,819,502
      Shares issuable upon conversion of UCC
        convertible debentures                               -            -
      Shares issuable upon conversion of UCC
        convertible preferred stock                 16,120,754   16,341,367
                                                   151,642,658  158,380,545
  Per share assuming full dilution
    Income (loss) from continuing operations         $ 3.90       $ 5.83
    Discontinued operations                               -            -
    Cumulative effect of accounting changes               -            -
    Net income (loss)                                $ 3.90       $ 5.83

* Fully diluted per share amounts are not presented in the consolidated statements of income where amounts are antidilutive. Fully diluted per share amounts are shown equal to primary per share amounts in the Selected Financial Data on pages 20 through 21 of the 1996 annual report to stockholders where amounts are antidilutive.

                 UNION CARBIDE CORPORATION AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE FOR THE FIVE YEARS ENDED DECEMBER 31, 1996
             (In millions of dollars except per share amounts)

                                                   Year Ended December 31,
                                                       1994         1993
Earnings Per Share - Primary
  Income (loss) from continuing operations           $  389       $  165
  Less:  Preferred stock dividend                        13           13
  Net income (loss) from continuing operations
    for primary income calculation                      376          152
  Income from discontinued operations                     -            -
  Cumulative effect of accounting changes                 -          (97)
  Net income (loss) - common stockholders            $  376       $   55

  Weighted average number of common
    and common equivalent shares applicable
    to primary earnings per share calculation
      Weighted average number of
        shares outstanding                         149,904,755  147,821,255
      Dilutive effect of stock options               4,270,033    3,549,905
                                                   154,174,788  151,371,160

  Earnings per share - primary
    Income (loss) from continuing operations         $ 2.44       $ 1.00
    Discontinued operations                               -            -
    Cumulative effect of accounting changes               -        (0.64)
    Net income (loss) - common stockholders          $ 2.44       $ 0.36



Earnings Per Share Assuming Full Dilution
  Income (loss) from continuing operations           $  389       $  165
  Plus:  Interest on convertible debentures
           (net of taxes)                                 -            4
  Less:  Additional ESOP contribution resulting
           from assumed conversion of preferred
           stock                                          1            1

  Income (loss) from continuing operations
    for fully diluted income calculation                388          168
  Income from discontinued operations                     -            -
  Cumulative effect of accounting changes                 -          (97)
  Net income (loss) for fully diluted
    income calculation                               $  388       $   71

  Weighted average number of common
    and common equivalent shares applicable to
    fully diluted earnings per share calculation
      Weighted average number of
        shares outstanding                         149,904,755  147,821,255
      Dilutive effect of stock options               4,439,006    4,244,866
      Shares issuable upon conversion of UCC
        convertible debentures                               -    4,482,931
      Shares issuable upon conversion of UCC
        convertible preferred stock                 16,542,644   16,796,109
                                                   170,886,405  173,345,161

  Per share assuming full dilution
    Income (loss) from continuing operations         $ 2.27       $ 0.97
    Discontinued operations                               -            -
    Cumulative effect of accounting changes               -        (0.56)
    Net income (loss)                                $ 2.27       $ 0.41 *

* Fully diluted per share amounts are not presented in the consolidated statements of income where amounts are antidilutive. Fully diluted per share amounts are shown equal to primary per share amounts in the Selected Financial Data on pages 20 through 21 of the 1996 annual report to stockholders where amounts are antidilutive.




           UNION CARBIDE CORPORATION AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE FOR THE FIVE YEARS ENDED DECEMBER 31, 1996
        (In millions of dollars except per share amounts)

                                              Year Ended December 31,
                                                       1992
Earnings Per Share - Primary
  Income (loss) from continuing operations           $  119
  Less:  Preferred stock dividend                        17
  Net income (loss) from continuing operations
    for primary income calculation                      102
  Income from discontinued operations                    67
  Cumulative effect of accounting changes              (361)
  Net income (loss) - common stockholders            $ (192)

  Weighted average number of common
    and common equivalent shares applicable
    to primary earnings per share calculation
      Weighted average number of
        shares outstanding                         129,723,738
      Dilutive effect of stock options               2,625,735
                                                   132,349,473

  Earnings per share - primary
    Income (loss) from continuing operations         $ 0.76
    Discontinued operations                            0.51
    Cumulative effect of accounting changes           (2.73)
    Net income (loss) - common stockholders          $(1.46)



Earnings Per Share Assuming Full Dilution
  Income (loss) from continuing operations           $  119
  Plus:  Interest on convertible debentures
           (net of taxes)                                17
  Less:  Additional ESOP contribution resulting
           from assumed conversion of preferred
           stock                                          7

  Income (loss) from continuing operations
    for fully diluted income calculation                129
  Income from discontinued operations                    67
  Cumulative effect of accounting changes              (361)
  Net income (loss) for fully diluted
    income calculation                               $ (165)

  Weighted average number of common
    and common equivalent shares applicable to
    fully diluted earnings per share calculation
      Weighted average number of
        shares outstanding                         129,723,738
      Dilutive effect of stock options               4,038,716
      Shares issuable upon conversion of UCC
        convertible debentures                      15,774,784
      Shares issuable upon conversion of UCC
        convertible preferred stock                 14,655,935
                                                   164,193,173

  Per share assuming full dilution
    Income (loss) from continuing operations         $ 0.78
    Discontinued operations                            0.41
    Cumulative effect of accounting changes           (2.20)
    Net income (loss)                                $(1.01)*

* Fully diluted per share amounts are not presented in the consolidated statements of income where amounts are antidilutive. Fully diluted per share amounts are shown equal to primary per share amounts in the Selected Financial Data on pages 20 through 21 of the 1996 annual report to stockholders where amounts are antidilutive.


